Exhibit 99.1

Valley Forge Composite Technologies, Inc. Announces $250,000 initial investment of $20.25 Million Purchase Agreement with Lincoln Park Capital Fund, LLC

Covington, Ky., October 7, 2011 – Valley Forge Composite Technologies, Inc. (‘Valley Forge’, OTCBB: VLYF), developer of cargo/baggage detection equipment and instruments, announced today that it has entered into a purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor, whereby LPC has purchased $250,000 of our common stock and committed to invest, at the Company’s sole option, up to an additional $20 million of equity capital.

Upon signing the agreement, LPC invested $250,000 in Valley Forge as an initial purchase under the agreement.  In addition, during the approximately 30-month term of the purchase agreement the Company, at its discretion, has the right to sell to LPC up to an additional $20 million of its common stock, subject to certain conditions, which include the effectiveness of a registration statement with the U.S. Securities and Exchange Commission covering the sale of the shares that may be issued to LPC.  The Company controls the timing and amount of any future investment and LPC is obligated to make purchases, if and when the Company decides in accordance with the purchase agreement

There are no upper limits to the price LPC may pay to purchase Valley Forge common stock and the purchase price of the shares related to any future investments will be based on the prevailing market prices of the Company’s shares immediately preceding the notice of sale to LPC without any fixed discount.  There are no penalties or liquidated damages in the purchase agreement.  The agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty.  The proceeds from this investment will be used for general working capital purposes or such other purposes as the Company may determine from time to time.

“The initial investment by Lincoln Park Capital as well as the access to additional capital increases our flexibility to grow our existing business as well as continue to pursue THOR LVX and other new technologies,” said Lou Brothers, Valley Forge CEO, “We have been impressed by the analysis LPC did prior to their investment and we welcome them as a trusted institutional investor in the Company.”

A more detailed description of the agreement is set forth in the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2011 which the Company encourages be reviewed carefully.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About Valley Forge Composite Technologies, Inc.

Valley Forge Composite Technologies, Inc. develops, manufactures and distributes next-generation detection systems and instruments.  More information about Valley Forge Composite Technologies, Inc. can be found at www.vlyf.com.

About Lincoln Park Capital (“LPC”)

LPC is an institutional investor headquartered in Chicago, Illinois.   LPC’s experienced professionals manage a portfolio of investments in public and private entities.  These investments are in a wide range of companies and industries emphasizing life sciences, energy and technology.  LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency.  For more information, visit www.LincolnParkCapital.com.

Forward-Looking Statement

The Private Securities Litigation Reform Act of 1995 provides a 'safe harbor' for certain forward-looking statements. Statements in this press release that relate to Valley Forge Composite Technologies, Inc.'s future plans, objectives, expectations, performance, events, reports made by others and the like, including a statement about the assumptions underlying a forward-looking statement, are forward-looking statements protected by the safe harbor. Investors should understand that future events, risks and uncertainties, individually or in the aggregate, are factors that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. These factors could include changes in economic conditions or government policies that may change the demand for the Company's products and services and could include other factors discussed in the sections of the Company's report on Form 10-K for the year ended 31 December, 2010 as filed with the U.S. Securities and Exchange Commission, entitled 'Business,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Risk Factors.' This release is comprised of interrelated information that must be interpreted in the context of all of the information provided and care should be exercised not to consider portions of this release out of context.  Investments in the Company should be considered speculative and prior to acquisition, should be thoroughly researched. Valley Forge Composite Technologies, Inc. does not intend to update these forward-looking statements prior to its reporting of its quarterly or annual results.

Company Contact:
Valley Forge Composite Technologies, Inc.
Roe Brothers
roe@vfct.com
Tel: (859) 581-5111